UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

8540 Gander Creek Drive

Miamisburg, Ohio 45342

877.855.7243

Commission File Number	Registrant	IRS Employer Identification Number	State of Incorporation
001-32956	NEWPAGE HOLDING CORPORATION	05-0616158	Delaware
333-125952	NEWPAGE CORPORATION	05-0616156	Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2010, NewPage Corporation (the “Company”) and NewPage Holding Corporation (“NewPage Holding”) entered into an amendment (the “Revolver Amendment”) to their existing amended Revolving Credit and Guaranty Agreement and their existing Revolving Pledge and Security Agreement, by and among the Company, NewPage Holding, certain subsidiaries of the Company, the lenders party thereto, and the other parties thereto.

The Revolver Amendment was made to change the administrative agent and collateral agent to Wells Fargo Capital Finance, LLC. These changes help align the relationship of the agents more closely to the underlying financial investments of Wells Fargo in the Revolving Credit and Guaranty Agreement.

The foregoing description of the Revolver Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolver Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Revolving Credit and Guaranty Agreement and First Amendment to Pledge and Security Agreement, dated as of October 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPAGE HOLDING CORPORATION		NEWPAGE CORPORATION

By:	/s/ David J. Prystash	By:	/s/ David J. Prystash
David J. Prystash		David J. Prystash
Senior Vice President and Chief Financial Officer		Senior Vice President and Chief Financial Officer
Date: October 21, 2010		Date: October 21, 2010